EXHIBIT 10.4

FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT

THIS FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT, dated as of November 13, 2007 (this “Amendment”), is between ADVANCED PHOTONIX, INC., a Delaware corporation (the “Borrower”) and FIFTH THIRD BANK (the “Bank”).

RECITAL

The Borrower and the Bank are parties to a Business Loan Agreement dated as of March 6, 2007 (the “Loan Agreement”). The Borrower and the Bank desire to amend the Loan Agreement on the terms set forth herein.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I. AMENDMENTS TO LOAN AGREEMENT.

The Loan Agreement shall be amended as follows:

1.1 Section I shall be amended and restated in its entirety to read as follows:

A. Revolving Line of Credit to the Borrower in aggregate principal amount up to THREE MILLION DOLLARS ($3,000,000) expiring July 1, 2008, upon the terms and conditions herein set forth.

1.2 Section 5.1 shall be amended by deleting the reference therein to “TWO MILLION AND 00/100 ($2,000,000)” and inserting “THREE MILLION AND 00/100 ($3,000,000)” in place thereof.

1.3 Section 7.1 shall be amended and restated in its entirety to read as follows:

7.1
Permit the Debt Service Coverage Ratio at the end of any fiscal quarter, to be less than 1.0 to 1.0, commencing with the fiscal quarter ending December 31, 2007 and calculated (i) as of December 31, 2007 for such fiscal quarter, (ii) as of March 31, 2008 for such fiscal quarter, and (iii) with respect to each fiscal quarter thereafter, as of the last day of each fiscal quarter for the four consecutive fiscal quarters then ending.

ARTICLE II. REPRESENTATIONS. The Borrower represents and warrants to the Bank that:

2.1 The execution, delivery and performance of this Amendment and the new Note delivered pursuant to Article III are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its articles of incorporation or organization, or by-laws or operating agreement, or any undertaking to which it is a party or by which it is bound.

2.2 The Amendment is, and the new Note when executed and delivered will be, valid and binding in accordance with their respective terms.

2.3 After giving effect to the amendments herein contained, the representations and warranties contained in the Loan Agreement and other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no event of default has occurred and is continuing.

ARTICLE III. CONDITIONS PRECEDENT.

This Amendment shall not become effective until each of the following conditions are satisfied:

3.1 This Amendment shall be signed by the Borrower and the Bank and the Consent and Agreement at the end hereof shall be signed by each Guarantor.

3.2 The Borrower shall have executed and delivered a new Revolving Credit Note to the Bank, in form and substance satisfactory to the Bank.

3.3 The Borrower shall have delivered such other certificates or agreements reasonably requested by the Bank in connection herewith.

ARTICLE IV. MISCELLANEOUS.

4.1 Bank acknowledges and accepts an update to Schedule 5 to the Security Agreement referred to in Section 1.6 above in the form of Schedule 5 attached hereto.

4.2 Except as expressly amended hereby, the Loan Agreement and all other Loan Documents shall remain in full force and effect and are ratified and confirmed by the Borrower. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

4.3 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and telecopied signatures shall be enforceable as originals.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

ADVANCED PHOTONIX, INC.

By:	/s/ Robin F. Risser
Its: CFO

FIFTH THIRD BANK

By:	/s/ Tonya R. Gietzen
Its: Vice President